Exhibit 99.1
FOR:	AMPAL-AMERICAN ISRAEL CORPORATION
CONTACT:	Irit Eluz
CFO - SVP Finance & Treasurer
1 866 447 8636
irit@ampal.com

FOR:	KM/KCSA - Investor Relations
CONTACT:	Roni Gavrielov
011-972-3-516-7620
roni@km-ir.co.il

Jeff Corbin / Marybeth Csaby
212-896-1214 / 212-896-1236
jcorbin@kcsa.com / mcsaby@kcsa.com

FOR:	PM-PR Media consultants
CONTACT:	Zeev Feiner
011-972-50-790-7890
z@pm-pr.com

Ampal Completes Purchase of the Business of 012 Smile

Tel Aviv – January 31, 2010 - Ampal-American Israel Corporation (Nasdaq: AMPL) announced today that it has completed its previously announced purchase of the current on-going business of 012 Smile.Communications Ltd. (Nasdaq Global Market: SMLC) for 1.2 Billion New Israeli Shekels (approximately $322 Million).  Ampal completed the purchase of the business of 012 Smile.Communications Ltd.  through its indirect wholly-owned subsidiary,- 012 Smile Telecom Ltd ("012 Smile").  Prior to closing 012 Smile received all required licenses for the conduct of the business from the Israeli Minister of Communication.

At the closing 012 Smile acquired the on-going business of 012 Smile.Communications Ltd., including all of its customer and supplier agreements, management, employees, infrastructure, equipment and other assets.

Ampal funded the acquisition with a combination of (i) available cash, (ii) borrowings by 012 Smile pursuant to a long term credit facility from Bank Leumi Le-Israel B.M. and Israel Discount Bank Ltd. in the amount of 640 Million New Israeli Shekels (approximately $172 Million) and  160 Million New Israeli Shekels (approximately $43 Million), respectively, and (iii) borrowings by Merhav-Ampal Energy Ltd., a subsidiary of Ampal and the parent of 012 Smile, pursuant to a credit facility from Menora Insurance Group & Harel Insurance Group of 220 Million New Israeli Shekels (approximately $59 Million).

About 012 Smile's Business – After The Closing
012 Smile is a leading provider of communication services in Israel, offering a wide range of broadband and traditional voice services. 012 Smile’s broadband services include broadband Internet access with a suite of value-added services, specialized data services and server hosting, as well as new innovative services such as local telephony via voice over broadband and a WiFi network of hotspots across Israel. Traditional voice services include outgoing and incoming international telephony, hubbing, roaming and signaling and calling card services. 012 Smile services residential and business customers, as well as Israeli cellular operators and international communication services providers through its integrated multipurpose network, which allows 012 Smile to provide services to almost all of the homes and businesses in Israel.

About Ampal:
Ampal and its subsidiaries acquire interests primarily in businesses located in the State of Israel or that are Israel-related. Ampal is seeking opportunistic situations in a variety of industries, with a focus on energy, chemicals, communication and related sectors. Ampal’s goal is to develop or acquire majority interests in businesses that are profitable and generate significant free cash flow that Ampal can control. For more information about Ampal please visit our web site at www.ampal.com.

Safe Harbor Statement
Certain information in this press release includes forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to Ampal that are based on the beliefs of management of Ampal as well as assumptions made by and information currently available to the management of Ampal. When used in this press release, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," and similar expressions as they relate to Ampal or Ampal's management, identify forward-looking statements. Such statements reflect the current views of Ampal with respect to future events or future financial performance of Ampal, the outcome of which is subject to certain risks and other factors which could cause actual results to differ materially from those anticipated by the forward-looking statements, including among others, the economic and political conditions in Israel, the Middle East, including the situation in Iraq, and the global business and economic conditions in the different sectors and markets where Ampal's portfolio companies operate. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcome may vary from those described herein as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Ampal or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Please refer to the Ampal's annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. Ampal assumes no obligation to update or revise any forward-looking statements.